UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2024

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 3, 2024, Vertex Refining Alabama LLC (“Vertex Refining”), a wholly-owned subsidiary of Vertex Energy, Inc. (the “Company”, “we” and “us”), the Company, substantially all of the subsidiaries of the Company (the “Subsidiary Guarantors”), Macquarie Energy North America Trading Inc. (“Macquarie”), and Cantor Fitzgerald Securities, as administrative agent and collateral agent (the “Agent”) under the Loan Agreement (defined below), entered into a Second Amended and Restated Intercreditor Agreement (the “A&R Intercreditor Agreement”) pursuant to which the references to the RD Supply and Offtake Agreement Documents (as defined below), were removed from the agreement. The intercreditor arrangement may limit our ability to amend the Loan Agreement, the Supply and Offtake Agreement (defined below) and related agreements, provides for certain restrictions on the exercise of remedies (through “standstill” and access periods) and governs certain creditor rights in bankruptcy proceedings relating to grantors.

On June 11, 2024, Vertex Refining and Macquarie, entered into a Limited Consent (the “Macquarie Limited Consent”), in connection with that certain Supply and Offtake Agreement, dated as of April 1, 2022, between Vertex Refining and Macquarie (as amended from time to time, the “Supply and Offtake Agreement”). Pursuant to the Macquarie Limited Consent, Macquarie provided a limited consent to allow Vertex Refining to have unrestricted cash of less than $25 million, but not less than $15 million, for any period of not more than three consecutive business days, without triggering an event of default under the Supply and Offtake Agreement, through June 18, 2024. The Macquarie Limited Consent also provides that it would be a breach of the Supply and Offtake Agreement if unrestricted cash is less than $25 million as of June 18, 2024.

.

Also on June 11, 2024, Vertex Refining, the Company, the Subsidiary Guarantors, the Agent, and the lenders party to the Loan Agreement (defined below)(the “Lenders”), entered into a Limited Consent (the “Lender Limited Consent”), in connection with that certain Loan and Security Agreement, dated as of April 1, 2022, between Vertex Refining, the Company, the Subsidiary Guarantors, the Agent and the Lenders (as amended from time to time, the “Loan Agreement”). Pursuant to the Lender Limited Consent, the Lenders consented to the Company, Vertex Refining and the Subsidiary Guarantors, collectively having unrestricted cash of less than $25 million, but not less than $15 million, in each case, for any period of not more than three consecutive business days prior to June 18, 2024.

The foregoing description of the A&R Intercreditor Agreement, Macquarie Limited Consent and the Lender Limited Consent does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Intercreditor Agreement, Macquarie Limited Consent and the Lender Limited Consent, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, and are incorporated into this Item 1.01 by reference in its entirety.

Item 8.01 Other Events.

On May 23, 2024, Vertex Refining, the Company, the Subsidiary Guarantors, the Agent and the Lenders, entered into a Limited Consent and Waiver (the “May 23rd Waiver”), in connection with the Loan Agreement, pursuant to which the Lenders consented to the termination of that certain supply and offtake agreement dated May 26, 2024, between Vertex Refining, Macquarie, the Company and Vertex Renewables Alabama LLC (“Vertex Renewables”), a wholly-owned subsidiary of the Company (as amended from time to time, the “RD Supply and Offtake Agreement”) and certain other Transaction Documents (as defined in the RD Supply and Offtake Agreement)(collectively, the “RD Supply and Offtake Agreement Documents”); the Company maintaining a certain designated bank account after the termination of the RD Supply and Offtake Agreement Documents; and the waiver of a technical event of default under the Loan Agreement, which had occurred as result of the termination of the RD Supply and Offtake Agreement Documents on May 23, 2024.

On May 24, 2024, Vertex Refining, the Company, the Subsidiary Guarantors, the Agent and the Lenders, entered into a Limited Consent and Partial Lien Release (the “May 24th Consent”), in connection with the Loan Agreement, pursuant to which the Lenders consented to (1) release of the Agent’s lien certain assets of Vertex Renewables; (2) entry into a Security Agreement with Idemitsu Apollo Renewable Corporation (“Idemitsu”); and (3) to the extent not otherwise permitted by the loan documents, undertake certain transactions with Idemitsu, which May 24th Consent was to expire on June 17, 2024.

On June 3, 2024, the Company, Vertex Refining, the Subsidiary Guarantors, the Agent and the Lenders entered into an Omnibus Amendment and Waiver (the “Omnibus Amendment”), in connection with the Loan Agreement and the May 24th Consent, pursuant to which the Lenders agreed to amend certain defined terms set forth in the May 24th Consent, extend the expiration date of the May 24th Waiver to July 8, 2024, clarify the release of certain security interests over Idemitsu collateral, and to clarify certain definitions set forth in the Loan Agreement, including in connection with the A&R Intercreditor Agreement.

The foregoing description of the May 23rd Waiver, May 24th Consent and the Omnibus Amendment, does not purport to be complete and is qualified in its entirety by reference to the full text of the May 23rd Waiver, May 24th Consent and the Omnibus Amendment, which are filed as Exhibits 10.4, 10.5 and 10.6 to this Current Report on Form 8-K, and are incorporated into this Item 8.01 by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1*+	Second Amended and Restated Intercreditor Agreement originally dated as of April 1, 2022, and as amended and restated as of May 26, 2023 and June 3, 2024, among Cantor Fitzgerald Securities, as the Term Loan Agent, Macquarie Energy North America Trading Inc., as the Intermediation Facility Secured Party, Vertex Refining Alabama LLC, as the Company, and the other acknowledging affiliates party thereto
10.2*	Limited Consent dated June 11, 2024, between Vertex Refining Alabama LLC and Macquarie Energy North America Trading Inc.
10.3*	Limited Consent dated June 11, 2024, by and among Vertex Refining Alabama LLC, Vertex Energy, Inc., the subsidiaries of Vertex Energy, Inc., party thereto, Cantor Fitzgerald Securities, as agent under the Loan Agreement and the Lenders party thereto
10.4*	Limited Consent and Waiver dated May 23, 2024, by and among Vertex Refining Alabama LLC, Vertex Energy, Inc., the subsidiaries of Vertex Energy, Inc., party thereto, Cantor Fitzgerald Securities, as agent under the Loan Agreement and the Lenders party thereto
10.5*	Limited Consent and Partial Lien Release dated May 24, 2024, by and among Vertex Refining Alabama LLC, Vertex Energy, Inc., the subsidiaries of Vertex Energy, Inc., party thereto, Cantor Fitzgerald Securities, as agent under the Loan Agreement and the Lenders party thereto
10.6*+	Omnibus Amendment and Waiver dated June 3, 2024, by and among Vertex Refining Alabama LLC, Vertex Energy, Inc., the subsidiaries of Vertex Energy, Inc., party thereto, Cantor Fitzgerald Securities, as agent under the Loan Agreement and the Lenders party thereto
104	Inline XBRL for the cover page of this Current Report on Form 8-K
*	Filed herewith.

+ Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: June 17, 2024	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer